Exhibit 99.2

Intelligent Bio Solutions Inc. Announces Pricing of $2.2 Million Public Offering

NEW YORK, March 8, 2023 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (the “Company”), a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions, today announced the pricing of its previously announced underwritten public offering of 569,560 shares of common stock and warrants to purchase up to 170,868 shares of its common stock at a combined public offering price of $3.90 per share of common stock and accompanying warrants, for initial gross proceeds of approximately $2.2 million, before underwriting discounts and commissions and offering expenses. The warrants have an exercise price of $3.90 per share, are exercisable immediately and will expire five years following the date of issuance.

Ladenburg Thalmann & Co. Inc. is acting as the sole bookrunning manager for the offering.

All of the securities to be sold in the offering will be sold by the Company. In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 85,430 shares of its common stock and warrants to purchase up to 25,629 shares of its common stock at the public offering price less the underwriting discounts and commissions. The offering is expected to close on or about March 10, 2023, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The offering is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on April 8, 2022, and declared effective by the SEC on April 20, 2022. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Ladenburg Thalmann & Co. Inc. at Attn: Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 or by e-mail at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. is a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions to customers globally. With its world-first biosensor platform, Intelligent Bio Solutions is developing and launching diagnostic tests urgently needed to help people living with chronic disease. In addition, through its recent acquisition of Intelligent Fingerprinting Limited, the Company is the world leader in the advancement of portable drugs of abuse testing through the analysis of fingerprint sweat. The system is a platform technology with potential applications in many areas of diagnostics, and its advantages include being non-invasive, hygienic, fast, and cost-effective. The top-selling product screens for recent use of the most commonly taken drugs in workplace settings; opioids, cocaine, methamphetamine, and marijuana. Sample collection takes just seconds, with results in ten minutes. Customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, and UK coroners. A laboratory confirmation service is also available.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to consummate the transaction described in this press release and the use of proceeds therefrom, develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com